                                                                   EXHIBIT 2.1.1

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into this 1st day of July, 1997 by and among FIRSTAMERICA AUTOMOTIVE, INC., a Delaware corporation ("FirstAmerica"), California Carriage, Ltd. dba Concord Honda, a California corporation ("Company"), and Donald V. Strough, Trustee of the Strough 1983 Revocable Trust (the "Shareholder").

                               R E C I T A L S:

     A. The Company is an authorized Honda dealership franchisee located at 1300 Concord Boulevard, Concord, California.

     B. The parties hereto desire to provide for the acquisition by FirstAmerica of substantially all of the property of the Company.

     C. The parties desire to complete such acquisition as a tax deferred reorganization within the meaning of Sections 368(a)(1)(C) and 368(a)(2)(G)(i) of the Internal Revenue Code of 1986, as from time to time amended (the "Code").

     Now, therefore,  the parties hereto agree as follows:

     1.  Asset Acquisition.
         -----------------

          1.1.  Acquired Assets. The assets which are the subject of this
                ---------------
agreement (the "Acquired Assets") shall consist of substantially all of the properties and assets owned by the Company, including, without limitation, all of the assets and properties of the Company used in connection with or derived from the Honda dealership franchise owned by the Company, which assets and properties shall include, without limitation, all Honda special tools, furniture, fixtures, equipment, tools, leasehold improvements, both new and used motor vehicles, parts and accessories, tires, work in progress, oil, grease, supplies, advertising literature, forms, customer files and databases, parts return privileges, rights under new car purchase orders and deposits related thereto, goodwill, the telephone number of the Company, the name "Concord Honda" and all derivatives thereof, accounts and notes receivable, permits, licenses, patents, trademarks, tradenames, all leases and rights of occupancy of the premises at which the Company conducts the dealership, leasehold improvements, the Honda franchise, and all contracts, agreements and commitments arising in connection with the operation of the dealership. The assets of the Company shall be set forth on Schedule 1.1 to be attached hereto prior to the Closing. A physical inventory of motor vehicles and parts shall be taken by representatives of both the Company and FirstAmerica immediately prior to the Closing, and shall be initialed on behalf of both the Company and FirstAmerica and attached hereto as part of Schedule 1.1.

          1.2.  Acquisition. The Company hereby agrees to convey, transfer,
                -----------
assign and deliver to FirstAmerica, and FirstAmerica hereby agrees to acquire, on the Closing Date, all of the Acquired Assets in accordance with and subject to all of the terms and conditions of this Agreement.

          1.3.  Company Debt. Set forth on Schedules 3.6 and 3.7 attached hereto
                ------------
is a list of all the debts, obligations and liabilities of the Company (the "Company Debt"). The term "Company Debt" shall not include any obligation owed by the Company to Malindon, Ltd., a California corporation, and FirstAmerica shall not assume or otherwise become responsible for the payment of any portion of such obligation.

          1.4.  Consideration.  As full consideration for the Acquired Assets,
                -------------
FirstAmerica shall
acquire the Acquired Assets subject to the Company debt and shall further deliver to the Company 1,330,000 shares of common stock of FirstAmerica. Such shares shall, upon delivery to the Company, be fully paid and non-assessable. FirstAmerica shall deliver to the Company at the Closing one or more certificates evidencing such number of shares of FirstAmerica common stock. Upon receipt of such shares, the Company shall immediately distribute such shares, together with all other assets of the Company, to the Shareholder in exchange for all of the outstanding capital stock of the Company held by such Shareholder. Such distribution shall constitute a material part of the plan of reorganization provided for in this Agreement and Plan of Reorganization.

          1.5.  Tax Intent. Notwithstanding any of the provisions of this
                ----------
Agreement to the contrary, it is the intent of all of the parties hereto that the transaction provided for herein qualify as a tax deferred reorganization within the meaning of sections of 368(a)(1)(C) and 368(a)(2)(G)(i) of the Code. It is further intended that the distribution of capital stock of FirstAmerica by the Company to its Shareholder in exchange for the Company's outstanding shares, shall constitute an exchange within Section 354(a)(1) of the Code. All of the provisions of this Agreement shall be interpreted in a manner which is consistent with the intent expressed in the immediately preceding sentence. Further, each of the parties hereto shall undertake all actions as may be necessary or appropriate to qualify the transactions provided for herein as a tax deferred reorganization within the meaning of the sections of the Code referenced immediately above. Each of the parties to this Agreement hereby adopts this Agreement as a plan of reorganization, and agrees to report the transaction provided for herein, for all tax reporting purposes, in a manner which is consistent with the intent set forth in this section.

          1.6.  Transfer Restrictions; Legends. The shares of FirstAmerica 's
                ------------------------------
Common Stock to be issued pursuant to Section 1.4 shall not have been registered and shall be characterized as "Restricted Securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. Each certificate evidencing shares of FirstAmerica's Common Stock to be issued pursuant to Section 1.4 shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS AN EXEMPTION FROM THE REQUIREMENT OF REGISTRATION IS AVAILABLE AS DEMONSTRATED BY AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.

          1.7.  Transfer Taxes.  FirstAmerica shall pay any and all sales,
                --------------
transfer or other similar taxes which may be imposed or payable on or in connection with the transfer of the Acquired Assets.

     2.   Lease.  Concurrently with the Closing, the Company shall enter into an
          -----
amendment and restatement of the lease for that certain real property commonly known as 1300 Concord Boulevard, Concord, California, at which the Company operates its business immediately prior to the Closing, which lease shall be in the form attached hereto as Schedule 2 and incorporated herein by this reference.

     3.   Representations and Warranties of Company and Shareholder.  The
          ---------------------------------------------------------
Company and Shareholder hereby jointly and severally represent and warrant to FirstAmerica as follows:

          3.1. Organization.  The Company is a corporation duly organized,
               ------------
validly existing and
in good standing under the laws of its state of incorporation, and is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, except (i) as set forth in Schedule
3.1 attached hereto; or (ii) where the failure to do so does not have a material adverse effect on the business, operations, properties, assets, or condition of the Company, taken as a whole.

          3.2.  Authorization.  The Shareholder and the Company have the full
                -------------
legal right, power and authority to enter into this Agreement. The execution and delivery of this Agreement, and each other document, agreement and instrument contemplated hereby and the consummation of the transactions provided for in this Agreement have been duly authorized by the Company by all necessary corporate action. This Agreement and each other agreement, document or instrument, contemplated hereby has been duly executed and delivered by the Shareholder and the Company. No approvals or consents of any person or entity are necessary in connection with the power and authority of the Shareholder and the Company to perform their respective obligations pursuant to this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Shareholder and the Company enforceable against the Shareholder and the Company in accordance with its terms, subject only to laws relating to bankruptcy, insolvency or other similar provisions affecting creditors' rights.

          3.3.  Articles of Incorporation, By-Laws and Minute Books.  True,
                ---------------------------------------------------
complete and correct copies of the Articles of Incorporation and By-Laws of the Company, each as amended to date, have been furnished to FirstAmerica. The stock records and minute books of the Company, all of which have been made available to FirstAmerica, contain true and complete minutes and records of all meetings, proceedings and other actions of the stockholders and directors of the Company from the date of organization.

          3.4.  Authorized Capitalization.  The authorized capital stock of the
                -------------------------
Company consists solely of that number and classes or series of shares as is set forth on Schedule 3.4 attached hereto. The number of issued and outstanding shares of each class or series of stock of the Company are set forth on Schedule
3.4 attached. All the issued and outstanding shares of the Company are owned as set forth on Schedule 3.4, and are validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. All of the outstanding shares of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. None of the shares of the Company which are outstanding were issued in violation of any preemptive rights held by any past or present shareholder of the Company. The Company does not have any outstanding options, warrants, rights or other securities, plans, contracts or agreements which give the holder thereof or any other person the right to purchase any shares of the Company's capital stock or which are convertible into or exercisable for any shares of such capital stock or under which any such option, warrant, or right or security may be issued in the future. The Company does not have any obligation, whether contingent or otherwise, to purchase, redeem, or otherwise acquire any of its equity securities or interests therein or pay a dividend or make any distribution with respect thereto.

          3.5.  Subsidiaries.  Except as set forth on Schedule 3.5 attached
                ------------
hereto, the Company does not own, whether of record or beneficially or control, directly or indirectly, any capital stock, securities convertible into capital stock, or any other equity interest in any corporation, association, or business entity, and is not a party either directly or indirectly to any joint venture, partnership, limited liability company, or any other entity.

          3.6.  Financial Statements. Attached hereto as Schedule 3.6 are copies
                --------------------
of the financial statements of the Company, including statements of income, cash flow, and retained earnings for each of the most recent three fiscal years of the Company and for the period ending sixty (60) days prior to the date of this Agreement. Also attached as a part of Schedule 3.6 is a copy of the most recent dealer financial statement for the Company which dealer financial statement will be updated as of the Closing. Such financial statements, including the dealer financial statement, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of the Company as of the dates and for the periods indicated. At the Closing Date, the Company shall have a net worth of not less than $1,996,000.

          3.7.   Liabilities.  Attached hereto as Schedule 3.7, is an accurate
                 -----------
list, as of the Closing, of all material liabilities and obligations of the Company which are not reflected on the most recent dealer financial statement as of the date of this Agreement. Schedule 3.7 shall be updated as of the Closing to reflect all such material liabilities and obligations of the Company not reflected on the dealer financial statement prepared concurrently with the Closing. Such Schedule includes any and all liabilities and obligations, whether accrued, absolute, secured or unsecured, contingent or otherwise. Company has previously provided to FirstAmerica Company's reasonable estimate of the maximum amount of potential exposure for any debt or liability which is not fixed or is contested.

          3.8.   Receivables.  Set forth on Schedule 3.8 attached hereto is an
                 -----------
accurate list as of the date of this Agreement of the accounts and notes receivable of the Company, including receivables from and advances to employees and shareholders. Such Schedule includes an aging of all accounts and notes receivable. Such Schedule shall be updated as of the Closing.

          3.9.   Permits and Intangibles. Attached hereto as Schedule 3.9, is an
                 -----------------------
accurate list and summary description of all permits, licenses, franchises, certificates, trademarks, tradenames, service marks, patents, and other similar items owned by the Company. All such items are valid and in full force and effect. There is no default, or the occurrence of any event, which with the passage of time, the giving of notice or both will constitute a default, of any such items. None of such items infringe upon the rights of any other person.

          3.10.  Assets.  Attached hereto as Schedule 3.10 is an accurate list,
                 ------
as of the date of this Agreement, of all personal property (other than inventory) having a cost in excess of $10,000, owned or leased by the Company, together with true, complete and correct copies of any and all leases for any property leased by the Company. Except as otherwise set forth on Schedule 3.10, all of such property is in good working order and condition, ordinary wear and tear excepted. The leases referenced in Schedule 3.10 have been duly authorized, executed and delivered, and constitute the legal, binding and valid obligations of the Company, and, to the knowledge of the Shareholders, no other party to any such leases is in default of any provision thereof, and such leases constitute the legal, valid and binding obligations of the other parties thereto. All of the assets used by the Company in the operation of the business are either owned by the Company or leased by the Company. Schedule 3.10 shall be updated as of the Closing.

          3.11.  Material Contracts.  Set forth on Schedule 3.11 attached
                 ------------------
hereto, is an accurate and complete list, as of the date of this Agreement, of all material contracts, commitments and similar agreements to which the Company is a party, or by which any of its assets or properties are bound. The Company has delivered true and accurate copies of each such contract to FirstAmerica. Except as otherwise set forth on Schedule 3.11, the Company has complied with all material commitments and obligations pertaining to it, and is not in material default, and has received no notice of default with respect to, and no event has occurred which, with the passage of time, the giving of notice or both would constitute a material default with respect to, any contracts set forth on
Schedule 3.11.

          3.12.  Unions.  Except as set forth on Schedule 3.12 attached hereto,
                 ------
the Company is not a party to any arrangement with any union, and no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, nor, to the knowledge of the Company, is any effort to establish such representation in progress. There is no pending or, to the knowledge of the

Company, threatened labor dispute involving the Company or any of its employees.

          3.13.  Insurance.  Set forth on Schedule 3.13 attached hereto, is an
                 ---------
accurate list as of the date of this Agreement, of all insurance policies of the Company, including an accurate list of all insurance losses, including workers' compensation claims, of the Company for the past three policy years.

          3.14.  Employee Plans.  Set forth on Schedule 3.14 attached hereto is
                 --------------
a complete and accurate list of all employee benefit plans including without limitation, all pension, profit sharing, deferred compensation, bonus, and multi-employer plans and other plans currently maintained or sponsored by the Company, or to which the Company contributes or has an obligation to contribute in the future. The Company and, to the knowledge of the Shareholder, each of the plans referenced on Schedule 3.14 attached is in substantial compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No plan has incurred an accumulated funding deficiency, as defined for purposes of the Internal Revenue Code and ERISA, and the Company does not have any direct or indirect obligation or liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service for any excise tax or penalty. Neither the Company nor any ERISA Affiliate (i.e., each business which is treated together with the Company as a single employer under
Section 4001(a)(14) of ERISA or Internal Revenue Code Section 414(b), (c), (m),
(n) or (o)) has incurred or expects to incur any withdrawal liability to any multi-employer plan. Copies of all of the plans listed on Schedule 3.14, together with current determination letters and the filings with the Internal Revenue Service for the last two fiscal years of the plans, are attached to
Schedule 3.14.

          3.15.  Litigation:  Conformity with the Law.  Except as set forth on
                 ------------------------------------
Schedule 3.15 attached hereto, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Shareholder, threatened, against or affecting the Company or any of its properties at law or in equity, or before or by any federal, state, municipal, or any other governmental department, commission, board, bureau, agency, or instrumentality, having jurisdiction with respect to the Company, and no notice of any claim, action, suit, or proceeding, whether pending or threatened has been received. The Company has conducted its business in substantial compliance with all federal, state and local statutes, ordinances, permits, licenses, orders, variances, rules and regulations. Except as set forth on Schedule 3.15, the Company is not subject to any order of any Court, or federal, state, municipal, governmental department, commission, board, bureau, agency, or instrumentality.

          3.16.  Taxes.  The Company has filed and will file all requisite
                 -----
federal, state, local and all other tax returns for all fiscal periods ended on or before the Closing Date, except for any such tax returns not yet due. There are no examinations in progress, or claims against the Company for federal or other taxes, including penalties or interest, for any period or periods prior to the Closing, except as otherwise set forth on Schedule 3.16 attached hereto. Amounts reflected on the financial statements of the Company as of the Closing as reserves for taxes not yet payable are sufficient for the payment of all taxes, including penalties and interest, for all periods prior to the Closing.

          3.17.  Environmental Matters.  None of the Company's assets has ever
                 ---------------------
been used by the Company or, to the best of the Company's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; none of the Company's assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any of the Company's property; the Company does not have any contingent liability in connection with the release of any hazardous substances into the environment, including third-party releases onto property that the Company owns or operates; and the Company has not received a summons, citation, notice, or directive from the

Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by the Company relating to the release or disposal of hazardous waste or hazardous substances. Except as set forth on
Schedule 3.17 attached hereto, the Company has not at any time owned or leased any real estate having underground storage tanks.

          3.18.  Shareholder Qualification.  The Shareholder is an "accredited
                 -------------------------
investor" for purposes of the Securities Act of 1933, as amended, and the regulations promulgated thereunder. In addition, the Shareholder, by reason of such Shareholder's business or financial experience or the business or financial experience of such Shareholder's professional advisors who are not affiliated with or compensated by FirstAmerica or FirstAmerica's affiliates, has the capacity to protect such Shareholder's interests in connection with the transactions contemplated hereunder.

          3.19.  Representations and Warranties on Closing Date.  The
                 ----------------------------------------------
representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     4.   Representations and Warranties of FirstAmerica.  FirstAmerica
          ----------------------------------------------
represents and warrants as follows:

          4.1.   Organization.  FirstAmerica is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of its state of incorporation and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in the places and in the manner as now conducted except in states where the failure to be so authorized, qualified or licensed would not have a material adverse effect on its business.

          4.2.   FirstAmerica Stock.  The shares of common stock of FirstAmerica
                 ------------------
to be delivered to the Company at the Closing hereunder, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares of FirstAmerica's capital stock, fully paid and nonassessable, and, with the exception of restrictions upon resale, will be legally equivalent in all respects to the majority of the capital stock of FirstAmerica issued and outstanding as of the Closing Date.

          4.3.   Authorization.   The representatives of FirstAmerica executing
                 -------------
this Agreement have the corporate authority to enter into and bind FirstAmerica by the terms of this Agreement. FirstAmerica has the full legal right, power and authority to enter into this Agreement. The execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby, and the consummation of the transaction provided for in this Agreement have been duly authorized by all necessary corporate action on behalf of FirstAmerica. This Agreement, and each other Agreement, document or instrument contemplated hereby, has been duly executed and delivered by FirstAmerica. No approvals or consents of any person or entity are necessary in connection with the power and authority of FirstAmerica to perform its obligations pursuant to this Agreement. This Agreement constitutes the legal, valid and binding obligation of FirstAmerica enforceable against FirstAmerica in accordance with its terms, subject only to laws relating to bankruptcy, insolvency or other similar provisions affecting creditors' rights.

          4.4.   Representations and Warranties on Closing Date.  The
                 ----------------------------------------------
representations and warranties of FirstAmerica contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     5.   Conditions to FirstAmerica's Obligations to Close.  The obligations of
          -------------------------------------------------
FirstAmerica under this Agreement are, at the option of FirstAmerica, subject to the conditions set forth below. FirstAmerica shall have the right to waive in writing all or part of any one or more of the following conditions without, however, releasing the Company or the Shareholder from any liability for any loss or damage sustained by FirstAmerica by reason of the breach by the Company or Shareholder of any covenant, obligation or agreement contained herein, or by reason of any misrepresentation made by the Company and upon such waiver may proceed with the transactions contemplated by this Agreement.

          5.1. Agreements and Conditions.  On or before the Closing Date,
               -------------------------
Company shall have complied with and duly performed in all material respects all agreements and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

          5.2. Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          5.3. No Legal Proceedings.  No action or proceeding shall have been
               --------------------
instituted or threatened to restrain or prohibit the transaction provided herein and the Company or which might result in any material adverse change in the business, prospects or financial or other condition of the assets of the Company.

          5.4. Consents.  FAA Concord H, Inc. and America Honda Corporation
               --------
("Franchisor") shall have entered into a customary dealer sales and service agreement designating FAA Concord H, Inc. as the duly authorized dealer for the sales and service of the Franchisor's vehicles at the location or locations at which the Company operates its dealership immediately prior to the Closing, free of any material condition which in the opinion of FirstAmerica would be adverse to FAA Concord H, Inc. All permits and licenses necessary to enable FAA Concord H, Inc. to conduct the dealership and service facilities at the location of the Company's dealership immediately prior to the Closing shall have been obtained. All other requisite consents and approvals shall have been obtained.

          5.5. No Material Adverse Change.  No material adverse change in the
               --------------------------
results of operations or financial conditions of the Company shall have occurred, and the Company shall not have suffered any material loss or damage to its properties or assets, whether or not covered by insurance.

          5.6. Lease.  The Lease in form attached hereto as Schedule 2 shall
               -----
have been executed by all of the parties thereto and delivered to the Company.

          5.7. Floor Plan Financing.  FAA Concord H, Inc. shall have obtained
               --------------------
appropriate floor plan financing, as reasonably acceptable to FirstAmerica as necessary for the operation of the automobile franchise which is operated by the Company immediately prior to the Closing.

          5.8. Bill of Sale.  The Company shall have executed, acknowledged and
               ------------
delivered to FirstAmerica the Bill of Sale conveying all the Acquired Assets to FirstAmerica, which Bill of Sale shall be in the form of Schedule 5.8 attached hereto.

          5.9. Assignment of Option.  The Company shall have executed and
               --------------------
delivered to FirstAmerica the Assignment of Option Agreement conveying to FirstAmerica that certain Option Agreement entered into between California Carriage, Ltd., a California corporation, and Concord Nissan, Inc., a California corporation, dated September 12, 1995, which Assignment of Option shall be in the form of Schedule 5.9 attached hereto.

          5.10.  Bulk Sale.  The Company shall furnish, in a timely manner, all
                 ---------
affidavits and lists of creditors and such other instruments or documents as may be required to comply with all applicable sales laws.

     6.   Conditions to Company's and Shareholder's Obligation to Close. The
          -------------------------------------------------------------
obligation of the Company and the Shareholder under this Agreement is, at the option of the Company and the Shareholder subject to the conditions set forth below. The Company and the Shareholder shall have the right to waive in writing all or part of any one or more of the following conditions without, however, releasing FirstAmerica from any liability for any loss or damage sustained by the Company by reason of the breach by FirstAmerica of any covenant, obligation or agreement contained herein, or by reason of any misrepresentation made by FirstAmerica and upon such waiver may proceed with the transactions contemplated by this Agreement.

          6.1. Agreements and Conditions.  On or before the Closing Date,
               -------------------------
FirstAmerica shall have complied with and duly performed in all material respects all of the agreements and conditions on its part required to be complied with or performed pursuant to this Agreement on or before the Closing Date.

          6.2. Representations and Warranties of FirstAmerica.  The
               ----------------------------------------------
representations and warranties of FirstAmerica contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          6.3. No Legal Proceedings.  No action or proceeding shall have been
               --------------------
instituted or threatened to restrain or prohibit the transaction provided for herein.

          6.4. Consents.  FAA Concord H, Inc. and Franchisor shall have entered
               --------
into a customary dealer sales and service Agreement designating FAA Concord H, Inc. as the duly authorized dealer for the sales and service of the Franchisor's automobiles at the location or locations at which the Company operates its dealership immediately prior to the Closing, free of any material condition which is adverse to FAA Concord H, Inc. All permits and licenses necessary to enable FAA Concord H, Inc. to conduct the automobile dealership and service facilities at the location at the Company's dealership immediately prior to the Closing shall have been obtained. All other requisite consents and approvals shall have been obtained.

     7.   Deliveries by Company.  The Company shall, upon the Closing, deliver
          ---------------------
to FirstAmerica the following:

          7.1. A Bill of Sale in the form attached hereto as Schedule 5.9, duly executed and acknowledged by the Company;

          7.2. Copy of resolutions adopted by the Board of Directors of the Company and by the Shareholder authorizing the execution and delivery by the Company of this Agreement, the adoption of this Agreement as a plan of reorganization and the consummation by the Company of the transactions contemplated herein;

          7.3. Certificate of Secretary for the Company certifying that the resolutions referenced immediately above have been duly adopted by both the Board of Directors of the Company and the shareholders of the Company; and

          7.4.  Certificate of Incumbency for the President of the Company;

          7.5. The Company shall deliver to FirstAmerica the Assignment of Option Agreement in the form attached hereto as Schedule 5.10, duly executed by the Company, which delivery shall occur on or about July 1, 1997, notwithstanding that the Closing hereunder shall occur subsequent thereto. The parties hereto acknowledge that the Closing hereunder shall not occur until the Company is able to convey to FirstAmerica all of the Acquired Assets without resulting in a default under certain existing agreements between the Company and General Motors Corporation, and that the earliest date for such permissible Closing is anticipated to be on or about September 4, 1997. Notwithstanding such delay in the Closing, the parties hereto desire that FirstAmerica be in a position, prior to such date, to exercise the Option Agreement to be transferred to FirstAmerica pursuant to the Assignment of Option Agreement. Accordingly, the Assignment of Option Agreement shall be executed and delivered as of the date set forth above, and the balance of the Acquired Assets shall be conveyed upon the Closing as otherwise provided herein. The delivery of the Assignment of Option Agreement and the delivery of the balance of the Acquired Assets shall constitute a single integrated transaction.

     8.   Deliveries by FirstAmerica.  FirstAmerica shall, upon Closing, deliver
          -----------------------------
to the Company the following:

          8.1. Stock certificate or certificates representing the shares of FirstAmerica Stock issuable to the Company hereunder;

          8.2. The lease for the premises to be occupied by FAA Concord H, Inc., in the form attached hereto as Schedule 2, duly executed by the landlord thereof and FAA Concord H, Inc.;

          8.3. Copy of resolutions adopted by the Board of Directors of FirstAmerica authorizing the execution and delivery of this Agreement, the adoption of this Agreement as a plan of reorganization, and the consummation of the transaction contemplated herein;

          8.4. Certificate of Secretary certifying that the resolutions referenced immediately above have been duly adopted by the Board of Directors of FirstAmerica; and

          8.5. Certificate of Incumbency for the President of FirstAmerica.

     9.   Escrow.  The parties hereto, upon execution of this Agreement, shall
          ------
open an escrow with a mutually agreeable escrow company ("Escrow Holder"). The parties shall properly provide to the Escrow Holder any and all documentation necessary for Escrow Holder to publish such notice as may be required by the bulk transfer laws of the State of California. Any costs of such escrow shall be paid by Subsidiary.

     10.  Closing.  The consummation of the transactions provided for in this
          -------
Agreement ("Closing") shall occur at the offices of Kay & Merkle, 100 The Embarcadero, Penthouse, San Francisco, California 94105 or at such other location as the parties may agree in writing, on __________, 1997 at 10:00 a.m., or at such other date and time (the "Closing Date") as the parties hereto may mutually agree in writing.

     11.  Additional Covenants.
          --------------------

          11.1.  Access.  Commencing on the date of this Agreement and
                 ------
continuing through the Closing Date, the Company shall allow the officers and authorized representatives of FirstAmerica reasonable access during normal business hours to the business locations, properties and books and records of the Company, and shall further provide to FirstAmerica all such additional information as FirstAmerica may request with respect to the Company.

          11.2.  Conduct of Business.  Commencing on the date hereof and
                 -------------------
continuing through the Closing Date, the Company shall continue to manage, operate and maintain all of its business and activities in substantially the same manner as prior to the date hereof, and shall not introduce any new or novel method of management, operation or accounting. Further, the Company shall maintain its respective properties and facilities in as good a working condition as exist as of the date hereof, ordinary wear and tear and loss by casualty excepted. The Company shall use its best efforts to maintain and preserve its business organization intact and to retain its present working relationship with employees, suppliers and customers.

          11.3.  Accounting Method.  FirstAmerica acknowledges that the Company
                 -----------------
currently uses the last-in first-out method of inventory accounting. The Company shall continue to utilize the same method of accounting as currently utilized by the Company, including the last-in first-out method of inventory accounting.

          11.4.  Operations.  Commencing upon delivery of the Assignment of
                 ----------
Option Agreement as set forth in Section 7.5 hereof, and continuing thereafter through the Closing, FirstAmerica shall be entitled to direct the management of the Company, and shall receive the benefit and incur the cost of all profit and loss generated by the Company, and in connection therewith, during such period Donald Strough shall not receive any compensation or other payments from the Company provided, however, that nothing herein shall prohibit the Company from paying any and all obligations owed by the Company.

     12.  Notices.  All notices, requests or demands to a party hereunder shall
          -------
be in writing and shall be given or served upon the other party by personal service, by certified return receipt requested or registered mail, postage prepaid, or by Federal Express or other nationally recognized commercial courier, charges prepaid, addressed as set forth below. Any such notice, demand, request or other communication shall be deemed to have been received upon the earlier of personal delivery thereof, three (3) business days after having been mailed as provided above, or one (1) business day after delivery through a commercial courier, as the case may be. Notices may be given by facsimile and shall be effective upon the transmission of such facsimile notice provided that the facsimile notice is transmitted on a business day and a copy of the facsimile notice together with evidence of its successful transmission indicating the date and time of transmission is sent on the day of transmission by recognized overnight carrier for delivery on the immediately succeeding business day. Each party shall be entitled to modify its address by notice given in accordance with this Section.

               To FirstAmerica:  100 The Embarcadero, Penthouse
                                 San Francisco, CA 94105
                                 Attn:  W. Bruce Bercovich
                                 Fax No.: (415) 512-9277

               With Copy To:     Kay & Merkle
                                 100 The Embarcadero, Penthouse
                                 San Francisco, CA 94105
                                 Attn: W. Bruce Bercovich
                                 Fax No.: (415) 512-9277

               To Company:       1300 Concord Avenue
                                 Concord, California
                                 Attn: Donald V. Strough
                                 Fax No.: (510) 689-8924

               To Shareholder:   Donald V. Strough

                                 1300 Concord Avenue
                                 Concord, California
                                 Fax No.: (510) 689-8924


     13.  Indemnification.
          ---------------

          13.1.  Indemnification by Shareholder.  The Shareholder agrees to
                 ------------------------------
indemnify, defend and hold harmless FirstAmerica and its directors, officers, employees, agents, affiliates, successors, assigns, representatives and attorneys from and against any and all claims, actions, proceedings, demands, assessments, damages, costs, liabilities and obligations of any nature whatsoever including, without limitation, reasonable attorneys' fees arising out of or relating to: (i) any breach of any representation or warranty made by the Shareholder herein or on any Schedule or any other document attached hereto or delivered in connection herewith; (ii) any nonfulfillment with any agreement or covenant required to be performed by the Shareholder pursuant to this Agreement; or (iii) any liability under the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, or any other federal or state law or regulation arising out of any untrue statement of a material fact relating to the Company or the Shareholder, and which is provided by the Company or the Shareholder.

          13.2.  Indemnification by FirstAmerica.   FirstAmerica hereby agrees
                 -------------------------------
to indemnify, defend, and hold harmless the Shareholder and its trustees, beneficiaries, employees, agents, affiliates, successors, assigns, representatives and attorneys, from and against any and all claims, actions, proceedings, demands, assessments, damages, costs, liabilities and obligations of any nature whatsoever, including without limitation, reasonable attorneys' fees arising out of or relating to (i) any breach of any representation or warranty made by FirstAmerica herein, or on any Schedule or any other document attached hereto or delivered in connection herewith; (ii) any nonfulfillment of any agreement or covenant required to be performed by FirstAmerica pursuant to this agreement; or (iii) any liability under the Securities Act of 1933 as amended, the Securities Act of 1934, as amended, or any other federal or state law or regulation arising out of any untrue statement of a material fact relating to FirstAmerica and which is provided by FirstAmerica.

          13.3.  Claim.   For purposes of this section, the following terms
                 -----
shall have the definitions as set forth below:

               13.3.1. "Indemnified Party" shall be defined as the party entitled to indemnification under the provisions of Section 13.1 or 13.2;

               13.3.2. "Indemnifying Party" shall be defined as the party obligated to provide indemnification pursuant to the provisions of Section 13.1 or 13.2;

               13.3.3. "Third Person" shall be defined as any person asserting a claim against any party to this Agreement, which claim is subject to an indemnification obligation set forth in this Section 13.3;

     In the event that an Indemnified Party shall receive notice, or otherwise have knowledge of any claim, or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. The provision of such written notice shall be a condition precedent to the obligation of Indemnifying Party to provide any indemnification under the provisions of this Section 13.3. The Indemnifying Party shall have the right to defend, negotiate and settle any claim by a Third Person hereunder at the expense and with counsel selected by the Indemnifying Party which is reasonably acceptable to Indemnified Party, as long as it diligently pursues such settlement, negotiation or defense in good faith. The Indemnified Party shall have the right to participate with counsel of its choice and at its expense, in any settlement, negotiation or defense, provided, however that the Indemnifying Party's counsel shall at all times be lead counsel and shall determine all defense and settlement strategies, actions, and the like. The Indemnified Party shall cooperate on a reasonable basis with the Indemnifying Party and shall provide to the Indemnifying Party all books, records and other information reasonably requested by the Indemnifying Party.

     14.  Termination.   If the Closing Date shall not have occurred on or prior
          -----------
to April 30, 1997 as such date may be from time to time extended upon the mutual consent of the parties, any party that is not in default in the performance of its obligations under this Agreement may, thereafter terminate this Agreement by giving written notice to the other parties hereto.

     15.  Miscellaneous.
          -------------

          15.1.  Amendment.  This Agreement shall not be changed, modified or
                 ---------
amended except by a writing signed by the party to be charged.

          15.2.  Governing Law.   This Agreement and its validity, construction
                 -------------
and performance shall be governed in all respects by the laws of the State of California without giving effect to principles of conflict of laws.

          15.3.  Severability.   If any provision of this Agreement or the
                 ------------
application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          15.4.  Benefit of Parties.   This Agreement shall be binding upon and
                 ------------------
inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns.

          15.5.  Time.  Time is of the essence with respect to this Agreement.
                 ----

          15.6.  Headings.   The headings in the paragraphs of this Agreement
                 --------
are inserted for convenience of reference only and shall not constitute a part hereof.

          15.7.  Counterparts.  This Agreement may be executed simultaneously in
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.8.  Further Assurances.  Each of the parties hereto agrees to
                 ------------------
perform such other acts, and to execute, acknowledge and deliver, prior to, at or subsequent to Closing, such other instruments, documents and other materials as any other may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby.

          15.9.  Schedules.  The parties acknowledge and agree that the
                 ---------
schedules provided for herein shall be attached to the Agreement effective as of the Closing Date and shall be a part of and incorporated into the Agreement as though fully set forth in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FIRSTAMERICA:                                  COMPANY:

FirstAmerica Automotive, Inc.                  California Carriage, Ltd.,
a Delaware corporation                         a California corporation



By: /s/ Thomas A. Price                            /s/ Donald V. Strough
    ____________________________                   ____________________________
    Thomas A. Price, President                     Donald V. Strough, President


                                               SHAREHOLDER:

                                               Strough 1983 Revocable Trust



                                               By: /s/ Donald V. Strough
                                                  ____________________________
                                                   Donald V. Strough, Trustee

                               LIST OF SCHEDULES



               Schedule 1.1                  Acquired Assets
               Schedule 2                    Lease
               Schedule 3.1                  Organization
               Schedule 3.4                  Authorized Capitalization
               Schedule 3.5                  Subsidiaries
               Schedule 3.6                  Financial Statements
               Schedule 3.7                  Liabilities
               Schedule 3.8                  Receivables
               Schedule 3.9                  Permits and Intangibles
               Schedule 3.10                 Assets
               Schedule 3.11                 Material Contracts
               Schedule 3.12                 Unions
               Schedule 3.13                 Insurance
               Schedule 3.14                 Employee Plans
               Schedule 3.15                 Litigation
               Schedule 3.16                 Taxes
               Schedule 3.17                 Environmental Matters
               Schedule 5.8                  Bill of Sale
               Schedule 5.9                  Assignment of Option Agreement